ROTENBERG & CO. LLP

Certified Public Accountants

585.295.2400 ♦ 585.295.2150 (fax)

1870 Winton Road South ♦ Rochester, NY 14618 ♦ www.rotenbergllp.com

June 18, 2008

US Securities and Exchange Commission

100 F. Street, N.E.

Washington, D.C.  20549

Ladies and Gentlemen:

We have read the statements of Terra Nostra Resources Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated June 18, 2008 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Rotenberg & Co., LLP

Rotenberg & Co. LLP

Rochester, New York

/cf